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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the joint proxy statement of QLT Inc. and Aegerion Pharmaceuticals, Inc. that is made part of this Registration Statement (Form S-4) and the related prospectus of QLT Inc. for the registration of QLT Inc.'s common shares and warrants, and to the incorporation by reference therein of our reports dated March 15, 2016, with respect to the consolidated financial statements of Aegerion Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Aegerion Pharmaceuticals, Inc., included in the Aegerion Pharmaceuticals, Inc. Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 4, 2016

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM